Exhibit 10.35.2

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

First Amendment Agreement

by and between

Ares Genetics GmbH
with its registered seat in Karl-Farkas-Gasse 18, 1030 Vienna, Austria

- hereinafter referred to as “Acquirer” -

and

Siemens Technology Accelerator GmbH
with its registered seat in Munich, Federal Republic of Germany

- hereinafter referred to as “Siemens” -

to the Technology Transfer, Technical Cooperation
and License Agreement dated Sept. 7, 2016

(hereinafter referred to as “TTCLA”)

- Acquirer and Siemens hereinafter collectively referred to as “Parties”
and individually referred to as “Party”-

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Preamble

WHEREAS, the TTCLA was originally concluded among Siemens and Curetis GmbH but has - with the approval of Siemens-been transferred to Ares Genetics GmbH on October 10, 2017;

WHEREAS, with this FIRST AMENDMENT (hereinafter “AMENDMENT”) the Parties want to incorporate some clarifications and modify certain regulations of the TTCLA.

Article 1 - Amendments to the TTCLA

1.1	For clarification purposes a new Art. 6 a shall be included as follows:

“Art. 6.a - Taxes

Any and all taxes, changes, duties or imposts-including VAT, if applicable - on the compensation hereunder shall be borne and paid by Acquirer and no part thereof shall be deducted from the amounts payable to Siemens under any clause of this Agreement said amounts to be net to Siemens free of any and all deductions, unless provided otherwise in this Agreement. In case, any payment under this Agreement is subject to statutory withholdings or deductions, Acquirer may, if and to the extent required by law, withhold from each payment the amount of any and all taxes, charges, duties or imposts that are due to be required and withheld from each payment. Acquirer is responsible for the payment of the withholding taxes but may fully or partially avoid paying such taxes by applying the appropriate tax exemptions, by applying the appropriate statutory tax exemptions or reductions. In such cases, the Acquirer is required to assist Siemens to the fullest extent possible in obtaining such (full or partial) tax exemption certificate. Acquirer is obliged to pass on to Siemens any tax receipt, which will allow Siemens to obtain a tax credit for the amounts withheld or deducted.”

1.2	Changes to Section 6.1:

A new Section 6.1.4.3.3 a shall be incorporated as follows:

“6.1.4.3.3. a

1.	Until March 31, 2019 the participation of Siemens for royalties as per 6.1.4.3.3 for the period prior to the milestone payment as per 6.1.3 shall be capped at [***]% of Acquirer’s Net Proceeds. In addition Acquirer shall until the aforementioned date have the option to pay a non-refundable payment in the amount of [***] EUR which would be credited against a future payment as per 6.1.3. Such payment would result that upon receipt of such payment royalties shall be calculated as if the milestone payment as per 6.1.3 has been received.
2.	During the period from April 1, 2019 until December 31, 2019 the participation of Siemens for royalties as per 6.1.4.3.3 for the period prior to the milestone payment as per 6.1.3 shall be capped at [***]% of Acquirer’s Net Proceeds. In addition, during the aforementioned period Acquirer shall have the option to pay a non-refundable payment in the amount of [***] EUR which would be credited against a future payment as per 6.1.3.. Such payment
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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

would result that upon receipt of such payment royalties shall be calculated as if the milestone payment as per 6.1.3 has been received.

3.	During the period from January 1, 2020 until December 31, 2020 the participation of Siemens for royalties as per 6.1.4.3.3 for the period prior to the milestone payment as per 6.1.3 shall be capped at [***]% of Acquirer’s Net Proceeds. In addition during the aforementioned period Acquirer shall have the option to pay a non-refundable payment in the amount of [***] EUR which would be credited against a future payment as per 6.1.3. Such payment would result that upon receipt of such payment royalties shall be calculated as if the milestone payment as per 6.1.3 has been received.

For the avoidance of doubt: by providing the caps above no additional changes to the calculation of royalties shall apply.”

1.3	A new Section 6.1.4.5 shall be incorporated as follows:

“6.1.4.5:

The parties acknowledge that Net Proceeds of Acquirer might include R&D funding which might be not easily separable. In such cases, Acquirer is — prior to the start of a project only - entitled to request a waiver of such part of royalty payments that would reasonably result from to be received R&D funding. Such request shall include a detailed description of R&D costs and other information which put Siemens in a position to evaluate the relevant R&D portion and all other information relating thereto reasonably requested by Siemens.

Based on that request, Siemens will in in its sole discretion but in good faith decide whether to waive certain royalties due on such part of Net Proceeds.

In any case, only actually incurred, direct, variable cost directly attributable to R&D performed under the specific contract qualify for potentially being waived upon discretion of Siemens as described above.”

Article 2 - Miscellaneous

2.1	This Amendment shall come into force when duly signed by both Parties (“the effective date”). For Acquirer, valid execution requires the handwritten signature of two duly authorized representatives. For Siemens, valid execution requires the handwritten signature of two duly authorized representatives.
2.2	Except as expressly set forth herein, this Amendment does not supersede or amend the terms and conditions of the TTCLA. The terms and conditions of this Amendment and the TTCLA set forth the entire TTCLA and understanding between the Parties as to the subject matter hereof and constitute the entire understanding between the Parties with respect to such subject matter.
2.3	For clarification: This Amendment may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be
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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

deemed to be an original but all of which taken together will constitute one and the same agreement. Example: A PDF of this Amendment comprising handwritten signatures of all Parties shall fulfil the written form and such PDF of this handwritten signed Amendment transmitted via email shall constitute the original of this Amendment.

[Balance of page left clear intentionally, signatures on next page]

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Siemens Technology Accelerator GmbH

Place, Date: Munich, May 17, 2018 /s/ Patrick Fröse	/s/ Rudolf Freytag
Name: Patrick Fröse	Name: Dr. Rudolf Freytag
(Print)	(Print)

Title: Venture Director	Title: CEO

Ares Genetics GmbH

Place, Date:

Vienna, 09.05.2018

/s/ Achim Plum	/s/ Andreas Posch
Name: Dr. Achim Plum Title: Managing Director	Name: Dr. Andreas Posch Title: Managing Director

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.